                                                            EXHIBIT 99(b)
                                                                 TO
                                                         FORM 10-K FOR 1993
                                                         ------------------
                                                          File No.  1-8519




                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C.  20549



                                    FORM 11-K



(Mark One)

         [ ]     ANNUAL REPORT PURSUANT TO SECTION 15(d) OF THE
                 SECURITIES EXCHANGE ACT OF 1934 [FEE REQUIRED]

                   For the fiscal year ended December 31, 1993

                                       OR

         [ ] TRANSITION REPORT PURSUANT TO SECTION 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934 [NO FEE REQUIRED]

                   For the transition period from ____ to ____

                         Commission File Number  1-8519




                 -----------------------------------------------

                              CINCINNATI BELL INC.
                            SAVINGS AND SECURITY PLAN

                 -----------------------------------------------


                              CINCINNATI BELL INC.
                             201 East Fourth Street
                             Cincinnati, Ohio  45202

Report of Independent Accountants

Financial Statements:

          Statements of Net Assets Available for Plan Benefits

          Statements of Changes in Net Assets Available for Plan Benefits

          Notes to Financial Statements

Schedules:

          Schedule of Investments

          Other schedules are omitted because the information required is contained in the financial statements.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the members of the Employees' Benefit Committee have duly caused this annual report to be signed by the undersigned, thereunto duly authorized.

                                           CINCINNATI BELL INC. SAVINGS
                                                 AND SECURITY PLAN



                                           By  /s/ Kim M. Cornelius
                                             ----------------------------------
                                                   Kim M. Cornelius
                                                   Assistant Secretary
                                                   Employees' Benefit Committee




May 31, 1994

                        REPORT OF INDEPENDENT ACCOUNTANTS

Savings and Security Plan Committee of
  the Cincinnati Bell Inc.
  Savings and Security Plan

We have audited the accompanying statements of net assets available for plan benefits of the Cincinnati Bell Inc. Savings and Security Plan as of December 31, 1993 and 1992 and the related statements of changes in net assets available for plan benefits for the period ended December 31, 1993. These financial statements are the responsibility of the Plan Administrator. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the net assets available for plan benefits of the Cincinnati Bell Inc. Savings and Security Plan as of December 31, 1993 and 1992, and the changes in net assets available for plan benefits for the period ended December 31, 1993, in conformity with generally accepted accounting principles.

Our audits were made for the purpose of forming an opinion on the basic financial statements taken as a whole. The supplemental schedule listed in the accompanying index on page 1 is presented for the purpose of additional analysis and is not a required part of the basic financial statements but is supplementary information required by the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974. The supplemental schedule has been subjected to the auditing procedures applied in the audits of the basic financial statements and, in our opinion, is fairly stated in all material respects in relation to the basic financial statements taken as a whole.



/s/ COOPERS & LYBRAND

COOPERS & LYBRAND

Cincinnati, Ohio
May 6, 1994

                 CINCINNATI BELL INC. SAVINGS AND SECURITY PLAN
               STATEMENT OF NET ASSETS AVAILABLE FOR PLAN BENEFITS
                                DECEMBER 31, 1993



                                                                                  Thousands of Dollars
                                                  --------------------------------                    ------------------------------

                                                                                                   Equity     Equity       Capital
                                                   Cincinnati Bell       Spectrum      Balanced    Income     Index     Appreciation
          ASSETS                                  Stable Value Fund     Income Fund      Fund       Fund       Fund         Fund
                                                  -----------------     -----------    --------    ------     ------    ------------
Investments (cost $54,203):

  Temporary cash investments                          $     --             $  --         $ --       $   --     $  --        $   --

  Cincinnati Bell Inc. shares                               --                --           --           --        --            --

  Mutual funds                                              --               332          212        1,017       232           212

  Contracts with insurance companies                    16,371                --           --           --        --            --

  Loans to participants                                     --                --           --           --        --            --

  Other receivables                                         --                --           --           --        --            --
                                                      --------            ------       ------       ------      ----          ----

             Total Investments                          16,371               332          212        1,017       232           212
                                                      --------            ------       ------       ------      ----          ----

          LIABILITIES

Transfers payable to Cincinnati Bell Information
  Systems 401(k) Retirement Plan and other                 269                 2           10           16        --            --
                                                      --------            ------       ------       ------      ----          ----

Net Assets Available for Plan Benefits                $ 16,102            $  330       $  202       $1,001      $232          $212
                                                      --------            ------       ------       ------      ----          ----
                                                      --------            ------       ------       ------      ----          ----


                                                                               Thousands of Dollars
                                                  -----------------------------                    ----------------------------

                                                  International     New America     Cincinnati Bell Inc.     Loan
                                                   Stock Fund       Growth Fund       Shares Fund            Fund        Total
          ASSETS                                  -------------     -----------     --------------------     ----        -----
Investments (cost $54,203):

  Temporary cash investments                          $  --             $  --             $  1,191         $    --     $  1,191

  Cincinnati Bell Inc. shares                            --                --               45,040              --       45,040

  Mutual funds                                          480               503                   --              --        2,988

  Contracts with insurance companies                     --                --                   --              --       16,371

  Loans to participants                                  --                --                   --           2,027        2,027

  Other receivables                                      --                --                  503              --          503
                                                      -----             -----             --------         -------     --------


             Total Investments                          480               503               46,734           2,027       68,120
                                                      -----             -----             --------         -------     --------

          LIABILITIES

Transfers payable to Cincinnati Bell Information
  Systems 401(k) Retirement Plan and other                1                 3                  690              --          991
                                                      -----             -----             --------         -------     --------

Net Assets Available for Plan Benefits                $ 479             $ 500             $ 46,044         $ 2,027     $ 67,129
                                                      -----             -----             --------         -------     --------
                                                      -----             -----             --------         -------     --------


_________________________
See Notes to Financial Statements.

                 CINCINNATI BELL INC. SAVINGS AND SECURITY PLAN
         STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR PLAN BENEFITS
                      FOR THE YEAR ENDED DECEMBER 31, 1993



                                                                                 Thousands of Dollars
                                                  -------------------------------                    -------------------------------

                                                                                                    Equity    Equity       Capital
                                                   Cincinnati Bell       Spectrum      Balanced     Income    Index     Appreciation
          ASSETS                                  Stable Value Fund     Income Fund      Fund        Fund      Fund         Fund
                                                  -----------------     -----------    --------     ------    ------    ------------
Net Assets Available for Plan Benefits,
  December 31, 1992                                   $ 15,486             $  69         $  62      $  467    $   59        $   51
                                                      --------             -----         -----      ------    ------        ------

Employee allotments                                      1,369               115            54         220        74            58

Participating Company contributions                         --                --            --          --        --            --

Transfer of participants' balances -- Net                 (768)              141            74         244        87            87
                                                      --------             -----         -----      ------    ------        ------
  Total allotments, contributions and transfers            601               256           128         464       161           145

Investment Income:

  Dividends on Cincinnati Bell shares                       --                --            --          --        --            --

  Other dividends                                           --                16             6          63         4             8

  Interest                                               1,124                --            --          --        --            --

Net appreciation/(depreciation) of
  investments                                               --                 1             8          31         8             9
                                                      --------             -----         -----      ------    ------        ------

          Total additions                                1,725               273           142         558       173           162

Less:  Distributions to participants                     1,109                12             2          24        --             1
       Administrative and other expenses paid by
       the Plan                                             --                --            --          --        --            --
                                                      --------             -----         -----      ------    ------        ------

             Total deductions                            1,109                12             2          24        --             1

Net Assets Available for Plan Benefits,
  December 31, 1993                                   $ 16,102             $ 330         $ 202      $1,001    $  232        $  212
                                                      --------             -----         -----      ------    ------        ------
                                                      --------             -----         -----      ------    ------        ------


                                                                               Thousands of Dollars
                                                  -----------------------------                    ----------------------------

                                                  International     New America     Cincinnati Bell Inc.     Loan
                                                   Stock Fund       Growth Fund       Shares Fund            Fund        Total
          ASSETS                                  -------------     -----------     --------------------     ----        -----
Net Assets Available for Plan Benefits,
  December 31, 1992                                   $   39           $   99            $  43,102         $ 1,792     $ 61,226
                                                      ------           ------            ---------         -------     --------

Employee allotments                                       59              130                1,974              --        4,053

Participating Company contributions                       --               --                1,982              --        1,982

Transfer of participants' balances -- Net                320              229               (1,998)            119       (1,465)
                                                      ------           ------            ---------         -------     --------
  Total allotments, contributions and transfers          379              359                1,958             119        4,570

Investment Income:

  Dividends on Cincinnati Bell shares                     --               --                2,005              --        2,005

  Other dividends                                         11               19                   --              --          127

  Interest                                                --               --                   31             164        1,319

Net appreciation/(depreciation) of
  investments                                             50               29                1,722              --        1,858

                                                      ------           ------            ---------         -------     --------

          Total additions                                440              407                5,716             283        9,879

Less:  Distributions to participants                      --                6                2,757              48        3,959
       Administrative and other expenses paid by
       the Plan                                           --               --                   17              --           17
                                                      ------           ------            ---------         -------     --------

            Total deductions                              --                6                2,774              48        3,976

Net Assets Available for Plan Benefits,
  December 31, 1993                                   $  479           $  500            $  46,044         $ 2,027     $ 67,129
                                                      ------           ------            ---------         -------     --------
                                                      ------           ------            ---------         -------     --------


_________________________
See Notes to Financial Statements.

                 CINCINNATI BELL INC. SAVINGS AND SECURITY PLAN
               STATEMENT OF NET ASSETS AVAILABLE FOR PLAN BENEFITS
                                DECEMBER 31, 1992



                                                                                 Thousands of Dollars
                                                  -------------------------------                    -------------------------------

                                                                                                    Equity    Equity       Capital
                                                   Cincinnati Bell       Spectrum      Balanced     Income    Index     Appreciation
          ASSETS                                  Stable Value Fund     Income Fund      Fund        Fund      Fund         Fund
                                                  -----------------     -----------    --------     ------    ------    ------------
Investments (cost $49,451):

  Temporary cash investments                          $  1,147             $  --         $  --      $   --    $   --        $   --

  Cincinnati Bell Inc. shares                               --                --            --          --        --            --

  Mutual funds                                              --                69            62         467        59            51

  Contracts with insurance companies                    14,113                --            --          --        --            --

  Loans to participants                                     --                --            --          --        --            --

  Other receivables                                        226                --            --          --        --            --
                                                      --------             -----         -----      ------    ------        ------

          Total Investments                             15,486                69            62         467        59            51
                                                      --------             -----         -----      ------    ------        ------

Net Assets Available for Plan Benefits                $ 15,486             $  69         $  62      $  467    $   59        $   51
                                                      --------             -----         -----      ------    ------        ------
                                                      --------             -----         -----      ------    ------        ------

                                                                               Thousands of Dollars
                                                  -----------------------------                    ---------------------------

                                                  International     New America     Cincinnati Bell Inc.     Loan
                                                   Stock Fund       Growth Fund       Shares Fund            Fund        Total
          ASSETS                                  -------------     -----------     --------------------     ----        -----
Investments (cost $49,451):

  Temporary cash investments                          $   --           $   --            $   1,258         $    --     $  2,405

  Cincinnati Bell Inc. shares                             --               --               41,336              --       41,336

  Mutual funds                                            39               99                   --              --          846

  Contracts with insurance companies                      --               --                   --              --       14,113

  Loans to participants                                   --               --                   --           1,792        1,792

  Other receivables                                       --               --                  508              --          734
                                                      ------           ------            ---------         -------     --------

          Total Investments                               39               99               43,102           1,792       61,226
                                                      ------           ------            ---------         -------     --------

Net Assets Available for Plan Benefits                $   39           $   99            $  43,102         $ 1,792     $ 61,226
                                                      ------           ------            ---------         -------     --------
                                                      ------           ------            ---------         -------     --------


_________________________
See Notes to Financial Statements.

                          NOTES TO FINANCIAL STATEMENTS

(1) Plan Structure--On July 1, 1992, T. Rowe Price was appointed as the new trustee, recordkeeper and investment manager for the Cincinnati Bell Inc. Retirement Savings Plan and the Cincinnati Bell Inc. Savings and Security Plan. There are now nine investment funds available to plan participants. These include: Cincinnati Bell Stable Value Fund, Spectrum Income Fund, Balanced Fund, Equity Income Fund, Equity Index Fund, Capital Appreciation Fund, International Stock Fund, New America Growth Fund and the Cincinnati Bell Inc. Shares Fund. All of the above funds are administered, trusteed and invested by T. Rowe Price or a related subsidiary.

     Prior to July 1, 1992, all fund values were quoted in units. Currently, all funds except for the Cincinnati Bell Stable Value Fund and the Cincinnati Bell Inc. Shares Fund are quoted in shares. These shares represent the Net Asset Value of shares in T. Rowe Price mutual funds. The Cincinnati Bell Stable Value Fund and the Cincinnati Bell Inc. Shares Fund are still quoted in units. However, these units represent a proportionate interest in two investment funds in which both the Cincinnati Bell Inc. Retirement Savings Plan and Cincinnati Bell Inc. Savings and Security Plan participate.

     The unit values for both the Cincinnati Bell Stable Value Fund and the Cincinnati Bell Inc. Shares Fund were initiated at a value of 1.0000 on July 1, 1992. The Cincinnati Bell Stable Value Fund will maintain a unit value of 1.000 at all times and any income, gains or losses, contributions or withdrawals would result in more or less units being credited to an account. The Cincinnati Bell Inc. Shares Fund unit value will fluctuate with the performance of the underlying investments which consists primarily of Cincinnati Bell Inc. shares and a small amount of temporary investments.

     The plans are described more fully in the summary plan descriptions.

(2) Accounting Policies--The values of investments on December 31, 1993 and 1992 are determined as follows: Cincinnati Bell shares in the Cincinnati Bell Inc. Shares Fund on the basis of the last published sales prices on December 31, 1993 and 1992 on the New York Stock Exchange; shares in the following T. Rowe Price mutual funds: Spectrum Income Fund, Balanced Fund, Equity Income Fund, Equity Index Fund, Capital Appreciation Fund, International Stock Fund and the New America Growth Fund on the basis of the last published net asset value on December 31, 1993 and 1992; contracts with insurance companies in the Cincinnati Bell Stable Value Fund at principal plus accrued earnings on December 31, 1993 and 1992; loans to participants in the Loan Fund at the principal owed by the participants on December 31, 1993 and 1992.

     The Plan presents in the Statement of Changes in Net Assets Available for Plan Benefits the net appreciation (depreciation) in the value of its investments which consists of the realized gains or losses and the unrealized appreciation (depreciation) of those investments.

     Purchases and sales of securities are reflected as of the trade date.

     Realized gains and losses on sales of investments are determined on the basis of average cost.

     Dividend income is recorded on the ex-dividend date. Interest earned on investments is recorded on the accrual basis.

(3) The interest of an employee in each type of investment of the Plan on December 31, 1993 and December 31, 1992 is represented by units or shares. The number and value of units or shares were:

                                                   December 31, 1993                   December 31, 1992
                                           --------------------------------    -------------------------------
                                                Number of        Value per          Number of       Value per
                                               units/shares      unit/share        units/shares     unit/share
     Cincinnati Bell Stable Value Fund     16,101,725  units        1.0000     15,486,148 units        1.0000
     Spectrum Income Fund                      29,683  shares      11.1100          6,479 shares      10.7000
     Balanced Fund                             16,814  shares      12.0200          5,580 shares      11.0700
     Equity Income Fund                        60,137  shares      16.6500         29,886 shares      15.6300
     Equity Index Fund                         17,226  shares      13.4800          4,638 shares      12.6300
     Capital Appreciation Fund                 16,735  shares      12.6600          4,514 shares      11.3900
     International Stock Fund                  39,424  shares      12.1600          4,409 shares       8.8900
     New America Growth Fund                   17,829  shares      28.0400          4,000 shares      24.8600
     Cincinnati Bell Inc. Shares Fund      41,657,841  units        1.1053     42,368,977 units        1.0173


     At December 31, 1993 the number of participants with balances by investment fund was:

                Cincinnati Bell Stable Value Fund              1,665
                Spectrum Income Fund                             195
                Balanced Fund                                    113
                Equity Income Fund                               365
                Equity Index Fund                                117
                Capital Appreciation Fund                        118
                International Stock Fund                         133
                New America Growth Fund                          214
                Cincinnati Bell Inc. Shares Fund               2,418

(4) The Internal Revenue Service has issued a determination that the Plan meets the requirements of Section 401(a) of the Internal Revenue Code (the "Code") and is exempt from Federal income taxes under Section 501(a) of the Code.

(5) Units in the Cincinnati Bell Inc. Shares Fund forfeited by employees under the Plan are valued as of the end of the same day as the event causing the forfeiture and are applied as credits reducing subsequent matching Participating Company contributions.

(6) Plan Amendments -- Effective July 1, 1993, the external administrative fees of the Cincinnati Bell Inc. Retirement Savings Plan and the Cincinnati Bell Inc. Savings and Security Plan will be charged to the plans and paid by the plan participants.

     External administrative fees for the Retirement Savings Plan and the Savings and Security Plan will be combined and then allocated as a percent of the combined assets of the plans. Individual participant accounts will be assessed on the market value of the account.

     Effective January 1, 1994 the vesting schedule for company matching contributions for the Retirement Savings Plan and the Savings and Security Plan changed from class year vesting with a five-year override to five-year cliff vesting. All employees hired before January 1, 1994 were fully vested in their company matching contributions regardless of their actual years of service. Employees hired on or after January 1, 1994, will be fully vested after five years of vesting service.

     In general, this change in the vesting schedule will affect an individual's benefit only at termination of employment. Class year vesting will remain in effect for withdrawals and loans.

     Effective April 1, 1994 the Retirement Savings Plan and the Savings and Security Plan will accept rollovers of monies from any qualified defined contribution plan within the Cincinnati Bell Inc. family of companies. Any company matching contributions would be fully vested at the time when the participant transferred to another company and plan within the CBI family of companies.

     Effective April 1, 1994 the current transaction frequency allowed by the Retirement Savings Plan and the Savings and Security Plan was revised as follows:


                                                    Number of Times / Year
                                                    ----------------------
                       Transaction                  Current        Revised
               ---------------------------          -------        -------
               Change allotments                       4             12

               Change before/after tax mix             4             12

               Stop/resume allotments                  2             12

               Change investment direction             4             12

               Transfer account balances               4            365


                 CINCINNATI BELL INC. SAVINGS AND SECURITY PLAN
                             SCHEDULE OF INVESTMENTS


                                                                    Thousands of Dollars
                                                      -------------                      -------------
                                                                      December 31, 1993
                                                      ---------------                   --------------

                                                         Number of
                                                         Shares or
                                                         Principal
     Name of Issuer and Title of Issue                   Amount                Cost          Value
     ---------------------------------                   ---------             ----          -----
     CINCINNATI BELL INC. SHARES FUND

Temporary cash investments                                  1,191           $  1,191       $  1,191
Cincinnati Bell Inc. shares*                            2,502,240 shs.        31,255         45,040
Dividends receivable                                          500                500            500
Interest receivable                                             3                  3              3
                                                                            --------       --------

     Total Cincinnati Bell Inc. Shares Fund                                   32,949         46,734

     T. ROWE PRICE SPECTRUM INCOME FUND                    29,820 shs.           332            332

     T. ROWE PRICE BALANCED FUND                           17,635 shs.           203            212

     T. ROWE PRICE EQUITY INCOME FUND                      61,115 shs.           990          1,017

     T. ROWE PRICE EQUITY INDEX FUND                       17,254 shs.           223            232

     T. ROWE PRICE CAPITAL APPRECIATION FUND               16,735 shs.           205            212

     T. ROWE PRICE INTERNATIONAL STOCK FUND                39,507 shs.           432            480

     T. ROWE PRICE NEW AMERICA GROWTH FUND                 17,948 shs.           471            503

     CINCINNATI BELL STABLE VALUE FUND

T. Rowe Price Stable Value Common Trust Fund *              4,751              4,751          4,751
Contracts with Confederation Life Insurance Company +         912                912            912
Contracts with Crown Life Insurance Company +               1,207              1,207          1,207
Contracts with Hartford Life Insurance Company +            2,819              2,819          2,819
Contract with Life Insurance Company of Virginia +            735                735            735
Contracts with Metropolitan Life Insurance Company +          431                431            431
Contracts with New York Life Insurance Company +            1,657              1,657          1,657
Contracts with Ohio National Life Insurance Company +         666                666            666
Contracts with Provident Mutual Life Insurance Company +      206                206            206
Contracts with Prudential Insurance Company of America +    1,632              1,632          1,632
Contracts with State Mutual Life Insurance Company +        1,355              1,355          1,355
                                                                            --------       --------
     Total Cincinnati Bell Stable Value Fund                                  16,371         16,371

     LOAN FUND

Loans to Participants                                       2,027              2,027          2,027
                                                                            --------       --------
          Total Loan Fund                                                      2,027          2,027
                                                                            --------       --------

     GRAND TOTAL                                                            $ 54,203       $ 68,120
                                                                            --------       --------
                                                                            --------       --------

_________________________

     * Investment represents 5% or more of the Net Assets Available for Plan Benefits.

     + The contracts with these insurance companies guarantee the repayment of principal and the crediting of interest. During 1993, the composite effective annual interest rate earned under these contracts was approximately 7.4%. The rate at which interest will be credited in future years may be either higher or lower.
